U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2018

MEDICINE MAN TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-55450	46-5289499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4880 Havana Street

Suite 201

Denver, Colorado 80239

(Address of principal executive offices)

(303) 371-0387

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2018, our Co-Founder and Chief Executive Officer, Brett Roper, passed away unexpectedly. Mr. Roper was also a director of our Company. As a result, on December 3, 2018, our Board of Directors have taken the following action:

(i) We have appointed Andrew Williams, our Chairman, as interim Chief Executive Officer. Mr. Williams had previously been our Chairman of the Board. He resigned this position on December 3, 2018;

(ii) Paul Dickman, a director, was appointed as our Chairman of the Board and our Corporate Secretary.

Mr. Williams and Mr. Dickman will hold their respective positions with our Company until we are able to assess this situation and identify a successor, their resignation, removal, death or incapacity. As of the date of this report Mr. Roper’s position as a director remains vacant. Our Board of Directors will be meeting in the foreseeable future to assess this entire situation.

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the death of Mr. Roper is attached as Exhibit 99.6 and is hereby incorporated as if set forth.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits. The following exhibits are included in this report:

No.	Description
99.6	Press Release Announcing the Death of Brett Roper, CEO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.
(Registrant)

Dated: December 3, 2018	By:	/s/ Andrew Williams
Andrew Williams, Interim Chief Executive Officer